Exhibit 2.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of 13 October, 2021 by and among IHS Holding Limited, a private company currently incorporated in accordance with the laws of Mauritius (including any successors, the “Company”), and each of the Holders (as defined below) identified on Schedule A attached hereto (the “Schedule of Investors”) as of the date hereof.

RECITALS

WHEREAS, the Company is contemplating an offer and sale of its ordinary shares, par value $0.30 per share (such shares, the “Ordinary Shares”), to the public in an underwritten initial public offering (the “IPO”);

WHEREAS, in connection with the IPO, the Company and the Holders have entered into the Shareholders’ Agreement (as defined herein) granting the Holders certain rights and responsibilities with respect to the sale of Ordinary Shares; and

WHEREAS, in connection with the IPO, the Company has agreed to grant to the Holders (as defined below) certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Acquired Ordinary Shares” has the meaning set forth in Section 10.

“Additional Investor” has the meaning set forth in Section 10, and shall be deemed to include each such Person’s Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder.

“Affiliate” has the meaning given to it in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all Ordinary Shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether ordinary or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in clause (i) or (ii) above.

“Company” has the meaning set forth in the preamble.

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(e)(ii).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Foreign Private Issuer” means a “foreign private issuer” within the meaning of Rule 405 of the Securities Act.

“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission for use by a Foreign Private Issuer or, if the Company is no longer a Foreign Private Issuer, a Form S-1 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission for use by domestic issuers.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission for use by a Foreign Private Issuer that permits incorporation of substantial information by reference to other documents filed by the Company with the Securities and Exchange Commission or, if the Company is no longer a Foreign Private Issuer, a Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission for use by domestic issuers that permits incorporation of substantial information by reference to other documents filed by the Company with the Securities and Exchange Commission.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” means any Person who is the registered holder of Registrable Securities.

“Holder Indemnified Parties” has the meaning set forth in Section 8(a).

“IPO” has the meaning set forth in the recitals.

“Joinder” has the meaning set forth in Section 10.

“Lock-up Agreement” has the meaning set forth in Section 2(a).

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act, which shall, other than for the purposes of Section 2(e), include the receipt of the notice of a Demand Registration or Shelf Offering Notice pursuant to Section 2(a) or Section 2(c) and the information contained in such notice.

“MTN” means Mobile Telephone Networks (Netherlands) B.V.

“MTN Shareholder Arrangements” has the meaning set forth in Section 2(d).

“MTN Shares” means either the Class B ordinary shares of the Company held by MTN or the ordinary shares redesignated from such Class B ordinary shares of the Company held by MTN immediately prior the IPO, as the context may require.

“Opt-Out Request” has the meaning set forth in Section 11(d).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Policies” has the meaning set forth in Section 11(b).

“Pricing Date” has the meaning set forth in Section 2(a).

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.

“Registrable Securities” means Ordinary Shares owned at any time after the consummation of the IPO, as well as any Ordinary Shares issued or issuable upon conversion and/or exercise or exchange of any other securities of the Company held by the Holders at any time after the consummation of the IPO. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities (a) on the date such securities have been sold or distributed pursuant to a Public Offering, (b) on the date such securities have been sold in compliance with Rule 144 following the consummation of the IPO, (c) on the date such securities have been repurchased by the Company or a Subsidiary of the Company, (d) at any time after 24 months following the Pricing Date, if such securities at that time (i) may be disposed of pursuant to Rule 144 in a single transaction without any volume or manner of sale limitations and (ii) are not subject to restrictions on transfer provided for thereunder or under any agreement with the Company (including any requirement that such Ordinary Shares be sold only in a registered offering), or (e) on the date such securities cease to be outstanding. Following the time that is 24 months following the IPO, if a Holder, together with its affiliates, still owns at least 2% of the Company’s then outstanding Ordinary Shares but is no longer an Affiliate, then, notwithstanding the foregoing, if requested by such Holder on the grounds that it would facilitate or optimize its sale of such shares, the Company will use good faith efforts to assist such Holder to sell such shares pursuant to a registered offering (as described below). For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder hereunder; provided a Holder may only request that Registrable Securities in the form of Capital Stock of the Company that is registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.

“Registration Expenses” has the meaning set forth in Section 7(a).

“Representatives” has the meaning set forth in Section 11(b).

“Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Schedule of Investors” has the meaning set forth in the preamble.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated on or about the date of this Agreement, by and among the Company and each of the shareholders identified on Schedule 1 thereto.

“Shelf Offering” has the meaning set forth in Section 2(c)(ii).

“Shelf Offering Notice” has the meaning set forth in Section 2(c)(ii).

“Shelf Offering Request” has the meaning set forth in Section 2(c)(ii).

“Shelf Registrable Securities” has the meaning set forth in Section 2(c)(ii).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Notice” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Participation Deadline” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Request” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Statement” has the meaning set forth in Section 2(c)(i).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person.

“Suspension Event” has the meaning set forth in Section 2(e)(ii).

“Suspension Notice” has the meaning set forth in Section 2(e)(ii).

“Suspension Period” has the meaning set forth in Section 2(e)(i).

“Underwritten Takedown” has the meaning set forth in Section 2(c)(ii).

“Violation” has the meaning set forth in Section 8(a).

“Wendel” means Wendel SE.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2.Demand Registrations.

(a)Requests for Registration.  Subject to the terms and conditions of this Agreement and any contractual lock-up agreements entered into between Holders and the Company and/or any third-party, including the Shareholders’ Agreement (each a “Lock-up Agreement”), (i) commencing  three months after the pricing of the IPO (the “Pricing Date”) (or, if earlier, such date, if any, on which the underwriters for the IPO, pursuant to the lock-up agreements between the Holders and the underwriters for the IPO, consent to the making of a demand for, or the exercise of any right with respect to, the registration of any Registrable Securities) until twelve months after the Pricing Date, Holders representing individually or in the aggregate 5% of all the Registrable Securities outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or any similar long-form registration (“Long-Form Registrations”), provided that, with respect to such requests provided by Holders during the period commencing three months after the Pricing Date until six months after the Pricing Date, the Company shall not be obligated to file such Long-Form Registration with the Securities and Exchange Commission until after the date that is six months after the Pricing Date, and (ii) commencing eleven months after the Pricing Date, Holders representing individually or in the aggregate 5% of all the Registrable Securities outstanding may request registration under the Securities Act of all or any portion of their Registrable Securities on any Long-Form Registrations or on Form F-3 or any similar short-form registration (“Short-Form Registrations”) if available; provided that the Company shall not be obligated to file registration statements relating to any Long-Form Registrations or Short-Form Registrations under this Section 2(a) unless the anticipated aggregate gross proceeds of the Registrable Securities to be sold in such offering is reasonably expected to exceed $75 million or the requested Ordinary Shares constitute all of such Holders’ Registrable Securities. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Except during the pendency of a Suspension Period invoked in compliance with Section 2(e), promptly upon delivery of a request for a Demand Registration (but in no event more than five Business Days thereafter), the Company shall give written notice of the Demand Registration to all other Holders and, subject to the terms of Section 2(d), the MTN Shareholder Arrangements (as defined below) and any Lock-up Agreement, shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities of each Holder with respect to which the Company has received a written request for inclusion therein within five Business Days after the date the Company’s notice was delivered, and thereupon shall file promptly with the Securities and Exchange Commission a registration statement under the Securities Act for such Demand Registration (and, in any event within (i) 90 days after the date of delivery of a written request for Long-Form Registrations or (ii) 30 days after the date of delivery of a written request for Short-Form Registrations, unless a longer period is agreed to by the Holders representing two-thirds of the Registrable Securities that made such Demand Registration). Notwithstanding the foregoing, other than delivery to each Holder of the written notice in accordance with this Section 2(a), the Company shall not be required to take any action that would otherwise be required under this Section 2 if such action would violate Section 4(a) hereof or any similar provision contained in the underwriting agreement entered into in connection with any underwritten Public Offering.

(b)Demand Registrations.  The entitlement of Holders to request Demand Registrations shall be subject to the limitations set out in Section 2(e) below. Demand Registrations may, at the Company’s discretion, be Short-Form Registrations whenever the Company is permitted to use any applicable short form and the managing underwriters (if any) agree to the use of a Short-Form Registration. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the applicable Holder.

(c)Shelf Registrations.

(i)As promptly as practicable after the Company receives written notice of a request for a Shelf Registration from a Holder (a “Shelf Registration Request”) and the expiration of the Shelf Registration Participation Deadline (as defined below), the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”) (and, in no event longer than 30 days after the date of delivery of a Shelf Registration Request, unless a longer period is agreed to by the Holders representing two-thirds of the Registrable Securities that made the Shelf Offering Request). As promptly as practicable, but no later than five Business Days after the date of delivery of a Shelf Registration Request, the Company shall give written notice (the “Shelf Registration Notice”) of such Shelf Registration Request to all other Holders. The Company, subject to Sections 2(d) and 9 hereof and the MTN Shareholder Arrangements (as defined below), shall include in such

Shelf Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities of each Holder with respect to which the Company has received a written request for inclusion therein within five Business Days after the Shelf Registration Notice was delivered (such deadline, the “Shelf Registration Participation Deadline”); provided however, if on the date of a Shelf Registration Request the Company is a WKSI, then such Shelf Registration Request may request registration of an unspecified amount of Registrable Securities. The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement and, once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in the request by the Holders, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the initial effective date of such Shelf Registration Statement or such longer period as such Shelf Registration Statement shall be effective, in which case the Company shall cause a new Shelf Registration Statement to become effective prior to such anniversary or other date, (B) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence.

(ii)In the event that a Shelf Registration Statement is effective, (A) Holders representing individually or in the aggregate 5% of all the Registrable Securities outstanding or (B) any Holder of Registrable Securities, to the extent such request is made at least twenty-four (24) months following the Pricing Date, shall have the right at any time or from time to time to elect to offer and sell (including pursuant to an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such Shelf Registration Statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains effective. The applicable Holders shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than five Business Days after the date of delivery of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company, subject to Sections 2(d) and 9 hereof, the MTN Shareholder Arrangements (as defined below) and any Lock-up Agreement, shall include in such Shelf Offering (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) the Shelf Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within five Business Days after the date of delivery of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within 15 Business Days after the date of delivery of a Shelf Offering Request, unless a longer period is agreed to by the Holders representing two-thirds of the Registrable Securities that made the Shelf Offering Request), file with the Securities and Exchange Commission a prospectus or prospectus supplement pursuant to Rule 424, as necessary, and shall take all other necessary steps and enter into such agreements as are necessary to facilitate such Shelf Offering.

(iii)Notwithstanding the foregoing, if a Holder wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an existing Shelf Registration Statement or existing Automatic Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holder only needs to notify the Company of the block trade Shelf Offering five Business Days prior to the day such offering is to commence (unless a longer period is agreed to by Holders representing two-thirds of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall promptly (and in any event within three Business Days after receiving written notice of a request for such an underwritten block trade by a Holder, unless a longer period is agreed to by Holders representing two-thirds of the Registrable Securities wishing to engage in the underwritten block trade) notify other Holders and such other Holders must elect whether or not to participate by the next Business Day (unless a longer period is agreed to by the Holders representing two-thirds of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering; provided that Holders of the Registrable Securities wishing to engage in the underwritten block trade shall use reasonable best efforts to cooperate with the Company and the managing underwriters (if any) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade, including the notification to and participation of other Holders as set out herein.

(iv)The Company shall, at the reasonable request of Holders representing a majority of the Registrable Securities covered by a Shelf Registration Statement, as soon as practicable file any prospectus supplement or any post-effective amendments, or incorporate by reference any required information, and otherwise take any action to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

(d)Priority on Demand Registrations and Shelf Offerings.  Except as provided in this Section 2(d), the Company shall not include in any Demand Registration or Shelf Offering any securities that are not Registrable Securities without the prior written consent of Holders representing two-thirds of the Registrable Securities included in such registration or offering. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such offering exceeds the number of securities that can be sold in such offering without significantly adversely affecting the offering (including the marketability, proposed offering price, timing or method of distribution of the offering), the Company shall include in such registration or offering, as applicable, (i) first, the number of Registrable Securities requested by Holders to be included that, in the opinion of such underwriters, can be sold without any such adverse effect, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities such Holders shall have requested to be included therein, subject to MTN’s priority sale rights set out in the Shareholders’ Agreement (the “MTN Shareholder Arrangements”), (ii) second, any other securities proposed to be included in such registration or offering that are not Registrable

Securities (but only to the extent that Holders representing a two-thirds of the Registrable Securities included in such registration or offering have provided their prior written consent to include such securities) and (iii) third, any securities the Company proposes to sell. If the managing underwriters advise to undertake such cutbacks, the Company shall cause the managing underwriters to notify all participating Holders of the intention to undertake any such cutbacks promptly upon a potential cutback being contemplated, and in any event prior to the commencement of any cutback.

(e)Restrictions on Demand Registration and Shelf Offerings.

(i)The Company shall not be obligated to effect more than three Long-Form Registrations for all Holders in the aggregate in any twelve-month period and the Company shall not be obligated to effect more than two Demand Registrations for all Holders in the aggregate in the first full twelve calendar months following the Pricing Date. The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration, and the Company shall not be obligated to effect any Shelf Offering within 45 days after the effective date of a previous Shelf Offering. The Company may defer taking action with respect to a Demand Registration or a Shelf Offering Request for up to 90 days from the date of such request (such period, the “Suspension Period”) by furnishing to Holders a certificate signed by the Company’s chief executive officer or chief financial officer stating that in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders to effectuate such Demand Registration or Shelf Offering Request because: (A) the registration, offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other similar transaction involving the Company or any Subsidiary, or (B) (x) upon advice of outside counsel, the registration, offer or sale of Registrable Securities pursuant to the registration statement would require disclosure of MNPI not otherwise required to be disclosed under applicable law, (y) the Company has a bona fide business purpose for preserving the confidentiality of such material information and (z) disclosure of such MNPI could reasonably be expected to have a material adverse effect on the Company or, if the MNPI relates to a material transaction, the Company’s ability to consummate such material transaction (provided, however, that the Company shall not be permitted to defer taking action under this Section 2(e)(i) solely on the basis of MNPI relating to a potential primary share offering); provided that in such event, the Holders shall be entitled to withdraw such request for a Demand Registration or Shelf Offering. The Company may defer taking action with respect to, delay or suspend a Demand Registration or Shelf Offering under this Section 2(e)(i) not more than twice in any twelve-month period, with a maximum aggregate length of all deferrals and delays not to exceed 90 days in any twelve-month period, except with the consent of all applicable Holders, and the Company shall not register any securities for its own account or that of any other shareholder during the Suspension Period, other than pursuant to a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, equity incentive or similar plan pursuant to a Form S-8 or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

(ii)In the case of an event that causes the Company to defer taking action with respect to a Shelf Offering Request as set forth in Section 2(e)(i) or pursuant to applicable subsections of Section 5(a)(vii) (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. If the basis of such suspension is nondisclosure of MNPI, the Company shall not be required to disclose the subject matter of such MNPI to Holders. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders as soon as practicable following the conclusion of any Suspension Event and in any event by the earlier of (i) five Business Days after conclusion of any Suspension Event and (ii) the latest date on which the Suspension Period may end pursuant to Section 2(e)(i).

(f)Selection of Underwriters.  Holders representing a majority of the Registrable Securities included in any Demand Registration or Underwritten Takedown shall have the right to select the investment banker(s) and manager(s) to administer such offering (including assignment of titles). In addition, MTN and Wendel shall have the right to jointly nominate for appointment one bookrunner in the case of any Public Offering (any such bookrunner, a “Shareholder Bookrunner”), and the Company shall appoint such Shareholder Bookrunner; provided that each such Shareholder Bookrunner shall work in good faith to coordinate with the other appointed bookrunners, and provided further that such other appointed bookrunners shall work in good faith to coordinate with each such Shareholder Bookrunner.

(g)Withdrawal.  Any Holder, having previously notified the Company it wishes to include any or all of its Registrable Securities in a Demand Registration or Shelf Offering, shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by such Holder for registration by giving notice to such effect to the Company prior to the effective date of such Demand Registration or Shelf Offering. In the event of such withdrawal, the Company shall not include such Registrable Securities in the applicable Demand Registration or Shelf Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

(h)Lock-up Agreements.  For the avoidance of doubt, the ability of any Holder to initiate and/or participate in any Demand Registration (whether pursuant to a Long-Form Registration, Short-Form Registration or Shelf Registration) shall, at all times, remain subject to any restrictions contained in any Lock-up Agreement to which the Holder is a party.

Section 3.Piggyback Registrations.

(a)Right to Piggyback.  Following the consummation of the IPO, whenever the Company proposes to register any of its securities under the Securities Act (other than (i) in connection with registrations on Form F-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms or (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within five Business Days after the date of delivery of notice of any request for registration on behalf of holders of the Company’s securities (other than under this Agreement)) to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(b), the MTN Shareholder Arrangements and any Lock-up Agreement, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities of each Holder with respect to which the Company has received a written request for inclusion therein within five Business Days (or such shorter period as agreed to by Holders representing two thirds of the Registrable Securities outstanding at the time) after delivery of the Company’s notice.

(b)Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration or Underwritten Takedown on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without significantly adversely affecting the offering (including the marketability, proposed offering price, timing or method of distribution of the offering), the Company shall include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration that, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities such Holders shall have requested to be included therein, subject to any Lock-up Agreement and the MTN Shareholder Arrangements. If the managing underwriters advise to undertake such cutbacks, the Company shall cause the managing underwriters to notify all participating Holders of the intention to undertake any such cutbacks promptly upon a potential cutback being contemplated, and in any event prior to the commencement of any cutback.

(c)Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be at the election and sole discretion of the Company. In this event, the Holders may request that one or more investment banker(s) or manager(s) be considered for such offering, provided that such request shall not be binding on the Company. In addition, MTN and Wendel shall have the right to jointly nominate one Shareholder Bookrunner in the case of any Public Offering, and the Company shall appoint such Shareholder Bookrunner; provided that each such Shareholder Bookrunner shall work in good faith to coordinate with the other appointed bookrunners, and provided further that such other appointed bookrunners shall work in good faith to coordinate with each such Shareholder Bookrunner.

(d)Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include securities in such registration. Any termination or withdrawal of a registration by the Company shall be without prejudice to the rights of the Holders to request that such registration be effected as a Demand Registration under Section 2(a) or an Underwritten Takedown, as the case may be. The Registration Expenses (as defined below) of such withdrawn registration shall be borne by the Company in accordance with Section 7.

(e)Lock-up Agreements.  For the avoidance of doubt, the ability of any Holder to participate in any Piggyback Registration shall, at all times, remain subject to any restrictions contained in any Lock-up Agreement to which the Holder is a party.

Section 4.Holdback Agreements and Clear Market.

(a)Holders of Registrable Securities.  If reasonably requested by the managing underwriter(s), the Company and each Holder participating in an underwritten Public Offering shall enter into customary lock-up agreements with the managing underwriter(s) of such Public Offering for a period of up to 90 days (as may be agreed with the managing underwriter(s)). In addition, no Holder of Registrable Securities shall sell such securities outside of a proposed Public Offering for a period beginning at such time as Holders are notified of a proposed Public Offering until such time as the public announcement of the pricing or abandonment of such Public Offering. The Company may impose stop-transfer instructions with respect to the Ordinary Shares (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of the lock-up period set forth in such agreements.

(b)Exceptions.  The foregoing holdback agreements in Section 4(a) shall not apply to a registration on Form S-8 or any successor or similar form or otherwise in connection with an employee benefit plan or in connection with any registration on Form F-4 or any successor or similar form in connection with any type of acquisition transaction or exchange offer.

Section 5.Registration Procedures.

(a)Subject to the requirements set forth in Section 5(b) and Section 9, whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or made a Shelf Offering Request, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and remain effective for such period of time as is necessary to enable the disposition of all Registrable Securities covered by such registration statement;

(ii)in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission such amendments and supplements, and any prospectuses or prospectus supplements used in connection with such registration statements, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(iii)notify each Holder of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (C) the filing and subsequent effectiveness of each registration statement filed hereunder, and (D) the filing and subsequent effectiveness of any supplement to, or amendment of, any prospectus forming part of each registration statement filed hereunder;

(iv)subject to the requirements set forth in Section 5(b) and Section 9, and subject always to the provisions of Section 2, prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be required in accordance with the provisions of Section 2(c)(i), and comply in all material respects with the provisions of the Securities Act, as applicable to the Company, with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(v)furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(vi)use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation or (C) produce a prospectus or other disclosure or similar document in such jurisdiction, except as may be required by the Securities Act);

(vii)notify each selling Holder (A) as soon as practicable after receipt thereof, of any written comments by the Securities and Exchange Commission, or any request by the Securities and Exchange Commission or other federal or state governmental authority for amendments or supplements to such registration statement or such prospectus, or for additional information (whether before or after the effective date of the registration statement) or any other correspondence with the Securities and Exchange Commission relating to, or which may affect, the registration and make every reasonable effort to respond to, and as applicable, resolve, such comments and (B) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains, to the Company’s knowledge, an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in any material respect, and, subject to Section 2(e), at the reasonable request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in any material respect;

(viii)use reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange on which the other Ordinary Shares issued by the Company are then listed;

(ix)provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(x)enter into and perform its obligations under such customary agreements (including underwriting agreements in customary form), which may include indemnification provisions in favor of underwriters, and make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

(xi)make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney retained by any such underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s employees and independent accountants to make themselves available (upon adequate notice and as reasonably required) to discuss the business of the Company and to supply all information reasonably requested by any such underwriter or its attorney in connection with such registration statement, in each case, to the extent in accordance with customary practice for such dispositions or transactions;

(xii)use reasonable best efforts to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby;

(xiii)in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Ordinary Shares included in such registration statement for sale in any jurisdiction, use reasonable best efforts to obtain the withdrawal of such order;

(xiv)cooperate with any selling Holder and underwriter participating in the disposition of such Registrable Securities and their counsel as may be reasonably requested in connection with any filings required to be made with FINRA;

(xv)use reasonable best efforts to make available officers of the Company to participate with any underwriters in any “road shows” or other customary selling efforts that may be agreed in advance between the Holders and the Company in connection with the methods of distribution for the Registrable Securities;

(xvi)in the case of any underwritten Public Offering pursuant to the rights contained in this Agreement and to the extent reasonably requested by the managing underwriters, use its reasonable best efforts to obtain one or more comfort letters from the Company’s independent registered public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(xvii)subject to the requirements set forth in Section 5(b) and Section 9, in the case of any underwritten Public Offering pursuant to the rights contained in this Agreement and to the extent reasonably requested by the managing underwriters, use its reasonable best efforts to provide a legal opinion and negative assurance statement of the Company’s outside counsel (which may be addressed to the underwriters), dated the closing date of the Public Offering, in customary form and covering such matters of the type customarily covered by legal opinions and negative assurance statements of such nature, which opinion and negative assurance statement shall be addressed to the underwriters;

(xviii)if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective in accordance with the provisions of Section 2(c)(i);

(xix)take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xx)if required by the Company’s transfer agent in connection with a proposed sale of shares by a Holder, the Company will use reasonable efforts to cause opinions of Company counsel to be delivered to the transfer agent, together with any authorization or direction letter from the Company, as required by the transfer agent to transfer shares without any restrictive legend;

(xxi)use all reasonable efforts to facilitate the settlement of the shares to be sold pursuant to this Agreement, including through the facilities of The Depository Trust Company; and

(xxii)take all other customary steps reasonably necessary to effect the registration, offering, sale and listing of the Registrable Securities contemplated hereby.

(b)The Company may require each Holder requesting, or electing to participate in, any registration to furnish the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Each of the Holders severally represents, warrants and agrees that such Holder: (i) will at all times co-operate with the Company in order to carry out this Agreement; (ii) will promptly do all things required of such Holder, and provide the Company or underwriters, as applicable, with all deliverables required from such Holder, in connection with any Demand Registration or Piggyback Registration; and (iii) will comply with all requirements of any underwriting agreement applicable to such Holder, including but not limited to, entering into, providing and/or procuring the delivery of certificates, letters, questionnaires, powers of attorney, custody agreements, indemnities, opinions and other reasonably requested documents, in each case as customarily provided in, and in customary form for, offerings similar to the offering then being undertaken. Any obligations of the Company to comply with timing requirements in or pursuant to this Agreement or in connection with the distribution of Registrable Securities shall be subject to each such Holder’s performance under this clause (b) and Section 9.

Section 6.Periodic Reporting.

(a)With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Securities and Exchange Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(i)use commercially reasonable efforts to (1) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder (at any time after the Company has become subject to such reporting requirements) and (2) make publicly available adequate current public information and any other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act (as such rules may be amended from time to time), at all times after the effective date of the Registration Statement filed by the Company for the IPO; and

(ii)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); and (2) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Securities and Exchange Commission that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form), including, in the event that the Company is neither subject to section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the information set forth under Section 4(d)(3) of the Securities Act.

Section 7.Registration Expenses.

(a)All expenses incurred in connection with the Company’s performance of or compliance with this Agreement, as well as any expenses related to: (i) all registration, qualification and filing fees (including filings with FINRA and the reasonable fees and disbursements of counsel for the underwriters incurred in connection with FINRA qualification of the Registrable Securities subject to any applicable limits or caps agreed), (ii) reasonable and documented fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters incurred in connection with blue sky qualification of the Registrable Securities, subject to any applicable limits or caps agreed), (iii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses if the printing of prospectuses is required in connection with the offering), (iv) fees and disbursements of custodians, (v) all expenses related to the “road show” for any underwritten Public Offering pursuant to the rights contained in this Agreement, (vi) fees and expenses of the transfer agent and registrar of the Company’s Ordinary Shares, (vii) reasonable fees and expenses of one special counsel to represent all the participating Holders (as selected by the Holders representing a majority of the Registrable Securities included in such Demand Registration) and, to the extent such counsel cannot provide legal opinions in any jurisdiction required by the underwriters, of counsel to any Holder of Registrable Securities providing legal opinions required by the underwriters and (viii) fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) shall be borne by the Company. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and stock transfer taxes applicable to the securities sold for such Person’s account.

(b)Counsel Fees and Disbursements.  Other than as set forth in clause 7(a)(vii) above, in connection with each Demand Registration, each Piggyback Registration and each Underwritten Takedown, the Holders of Registrable Securities included in such registration shall be responsible for the fees and disbursements of counsel representing them.

Section 8.Indemnification and Contribution.

(a)By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder, such Holder’s Affiliates, officers, directors, managers, employees, agents and representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 8, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will promptly upon incurrence thereof reimburse such Holder Indemnified Party for any reasonable legal or any other expenses properly incurred by them in connection with investigating or defending against any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Holder Indemnified Party expressly for use therein or by such Holder Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties.

(b)By Each Holder.  In connection with any registration statement in which a Holder is participating, each such Holder, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement; provided that (i) the obligation to indemnify shall be individual, not joint and several, for each Holder; (ii) the maximum liability of each Holder under this Section 8 shall be limited to the amount of net proceeds actually received by such Holder (after deducting underwriting commissions and discounts) from the sale of Registrable Securities pursuant to the registration statement giving rise to such indemnification obligation; and (iii) no Holder shall be liable to any such indemnified party in any such case to the extent that such claim is related to (A) information provided by such Holder explicitly in connection with such registration after such Holder provided an update to such information to the Company (1) prior to the date on which the Company requested that the relevant registration statement be declared effective by the Securities and Exchange Commission and the Company did not revise the registration statement with such updated information through filing a pre-effective amendment with the Securities and Exchange Commission or otherwise correcting such information in the registration statement before it was declared effective, or (2) after the registration statement became effective and the Company did not use commercially reasonable efforts to file an amendment or other supplement to the registration statement with the Securities and Exchange Commission that would incorporate such updated information; and (B) the use by the Company of an outdated or defective prospectus to sell the Registrable Securities.

(c)Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 8(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)Contribution.  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified person thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (c) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses properly incurred by such indemnified party in connection with investigating or defending against any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation and no Holder shall be required to contribute any amount in excess of the amount of net proceeds actually received by such Holder (after deducting underwriting commissions and discounts) from the sale of Registrable Securities pursuant to the registration statement giving rise to such contribution obligation.

(e)Non-exclusive Remedy; Survival.  The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the IPO are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9.Underwritten Registrations.

(a)Participation.  No Person may participate in any Public Offering hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements entered into in connection therewith (including, without limitation, pursuant to any over-allotment or “greenshoe” option requested by the underwriters; provided that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes, provides and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, legal opinions and other documents, in each case in customary form, required under the terms of such underwriting arrangements. Each Holder shall execute and deliver such other agreements as may be reasonably requested by the Company and the managing underwriter(s) or that are necessary to give further effect thereto and that are consistent in all material respects with the customary documents to be completed and executed by the Holders. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 9(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 9(a).

(b)Price and Underwriting Discounts.  In the case of an underwritten Demand Registration or Underwritten Takedown requested by a Holder pursuant to this Agreement, the price to the public and underwriting discount terms of the related underwriting agreement for the Registrable Securities shall be agreed by the Holders representing a majority of the Registrable Securities included in such underwritten offering and, solely in the case that the Company is selling shares in connection with such underwritten offering, a majority of (i) Registrable Securities plus (ii) any shares the Company is selling.  For the avoidance of doubt, nothing in this Section 9(b) shall obligate the Company to sell any primary shares in an underwritten offering unless approved by the Company’s board of directors or a sub-committee thereof.

(c)Suspended Distributions.  Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(e)(ii), Section 5(a)(iii)(A) or (B), Section 5(a)(vii)(B) or Section 5(a)(xiii), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such event or occurrence has been resolved as contemplated in such provisions.

Section 10.Additional Parties; Joinder.  From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration statement, other than on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all Registrable Securities that they wish to so include, or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder. Notwithstanding the foregoing, subject to the prior written consent of Holders representing two-thirds of all the Registrable Securities outstanding at the time, the Company may make any Person who acquires Ordinary Shares or rights to acquire Ordinary Shares from the Company after the date hereof a party to this Agreement (each such Person, an “Additional Investor”) and cause such Additional Investor to accede to all of the rights and obligations of a Holder under this Agreement by obtaining an executed joinder to this Agreement from such Additional Investor in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Additional Investor, the Ordinary Shares of the Company acquired by such Additional Investor or which such Additional Investor has the right to acquire (the “Acquired Ordinary Shares”) shall be Registrable Securities to the extent provided herein, such Additional Investor shall be a Holder under this Agreement with respect to the Acquired Ordinary Shares and the Company shall add such Additional Investor’s name and address to the Schedule of Investors and circulate such information to the parties to this Agreement. Nothing in this Section 10 shall prevent any Person from acceding to this Agreement as a Holder in accordance with the terms of the Shareholders’ Agreement and the Company shall promptly execute and accept such accession by Joinder with each Permitted Shareholder Transferee.

Section 11.MNPI Provisions(a).  Each Holder acknowledges that (i) the provisions of this Agreement that require communications by the Company or other Holders to such Holder may result in such Holder and its Representatives (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending, the number of Company securities being offered or the identity of the selling Holders), and (ii) there is no limitation on the duration of time that such Holder and its Representatives may be in possession of MNPI and no requirement that the Company or other Holders make any public disclosure to cause such information to cease to be MNPI; provided that the Company will use reasonable best efforts to notify each Holder as soon as reasonably practicable if any proposed registration or offering for which a notice has been delivered pursuant to this Agreement has been terminated or aborted.

(b)Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose MNPI to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors (collectively, the “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation or exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, if required by such authority, (iii) any Person, if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further that in the case of clause (i), the recipients of such MNPI are subject to the Policies or agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 11 and that in the case of clauses (ii) through (v), the relevant Holder promptly notifies the Company of such disclosure to the extent such Holder is legally permitted to give such notice.

(c)Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect not to receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use its best efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

Section 12.General Provisions.

(a)Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the

Company and Holders representing two-thirds of all the Registrable Securities; provided that no such amendment, modification or waiver that would adversely affect a Holder in a manner that is different from any other Holder (provided that the accession by any Additional Investor to this Agreement pursuant to Section 10 shall not be deemed to adversely affect any Holder) shall be effective against such Holder without the prior written consent of such Holder; provided further that no such amendment, modification or waiver may be made without the consent of Mobile Telephone Networks (Netherlands) B.V. if such amendment, modification or waiver directly or indirectly relates to the MTN Shareholder Arrangements or the Shareholders’ Agreement. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)Remedies.  The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.

(c)Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)Entire Agreement.  Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)Successors and Assigns. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Company and the Holders and their respective successors and assigns. No Holder may assign or transfer any of its rights or obligations under this Agreement, whether in whole or in part, without the prior written consent of the Company, other than to Locked-Up Transferees (as defined in the Shareholders’ Agreement) or its Affiliates.

(f)Notices.  Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and, unless there is evidence that it was received earlier, shall be deemed to have been given or delivered (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile (or, in the case of electronic email, to the extent no failed delivery notice is received within 24 hours of sending) if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) if sent by courier service (charges prepaid), then on the day the courier company has recorded the delivery, or (iv) if mailed to the recipient by first class mail, upon receipt thereof. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any other party subject to this Agreement at such address as indicated on the Schedule of Investors, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice within seven Business Days of the change to the sending party as provided herein. The Company’s address is:

IHS Holding Limited
1 Cathedral Piazza
123 Victoria Street
London SWE1 5BP
United Kingdom
Attn: Group Legal
Email: grouplegal@ihstowers.com

or to such other address or to the attention of such other Person as the Company has specified by prior written notice to the sending party.

(g)Business Days.  If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

(h)Conflict with Shareholders’ Agreement.  In the event of a conflict between any provision of this Agreement and a provision of the Shareholders’ Agreement, the parties agree that the Shareholders’ Agreement shall prevail.

(i)Governing Law.  This Agreement and any transaction contemplated in this Agreement (including issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement) shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of New York.

(j)MUTUAL WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k)CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT IN THE BOROUGH OF MANHATTAN IN THE CITY, COUNTY AND STATE OF NEW YORK, UNITED STATES OF AMERICA, IN

ANY LEGAL SUIT, ACTION OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT TO THE MAINTENANCE OF SUCH LEGAL SUIT, ACTION OR PROCEEDING. THE COMPANY AGREES THAT SERVICE OF PROCESS UPON CT CORPORATION SYSTEM AT 28 LIBERTY STREET, NEW YORK, NEW YORK 10005 (OR SUCH OTHER ADDRESS AS THE COMPANY MAY NOTIFY TO THE HOLDERS), AND WRITTEN NOTICE OF SAID SERVICE TO THE COMPANY SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY IN ANY SUCH LEGAL SUIT, ACTION OR PROCEEDING. EACH HOLDER AGREES THAT SERVICE OF PROCESS BY U.S. REGISTERED MAIL TO SUCH HOLDER’S RESPECTIVE ADDRESS SET FORTH ON THE SCHEDULE OF INVESTORS (OR SUCH OTHER ADDRESS AS THE RELEVANT HOLDER MAY NOTIFY TO THE COMPANY), AND WRITTEN NOTICE OF SAID SERVICE TO THE COMPANY SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH HOLDER IN ANY SUCH LEGAL SUIT, ACTION OR PROCEEDING.

(l)Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m)No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)Electronic Delivery.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, may be executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act, and any such agreement or instrument so delivered shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

IHS HOLDING LIMITED

By:	/s/Sam Darwish
Name:	Sam Darwish
Title:	Chairman, Group Chief Executive Officer and Director

[Signature Page to Registration Rights Agreement]

Bryce Fo
Towers One Limited

	By:	/s/Bryce Fort
		Name:	Bryce Fort
		Title:	Director

[Signature Page to Registration Rights Agreement]

Towers Two Limited

By:	/s/Bryce Fort
	Name:	Bryce Fort
	Title:	Director

[Signature Page to Registration Rights Agreement]

Towers Three Limited

By:	/s/Carolyn Campbell
	Name:	Carolyn Campbell
	Title:	Director

[Signature Page to Registration Rights Agreement]

ECPIV-IHS Limited

By:	/s/Carolyn Campbell
	Name:	Carolyn Campbell
	Title:	Director

[Signature Page to Registration Rights Agreement]

ECP IHS (Mauritius) Limited

By:	/s/Carolyn Campbell
	Name:	Carolyn Campbell
	Title:	Director

[Signature Page to Registration Rights Agreement]

Emerging Capital Associates III LLC

By:	/s/Carolyn Campbell
	Name:	Carolyn Campbell
	Title:	Director

[Signature Page to Registration Rights Agreement]

ECP Manager LP

By:	/s/Carolyn Campbell
	Name:	Carolyn Campbell
	Title:	Authorised Signatory

[Signature Page to Registration Rights Agreement]

Africa Telecom Towers S.C.S.
represented by its general partner, Oranje-Nassau GP S.à r.l., itself represented by:

By:	/s/Jean-Yves Hémery
	Name:	Jean-Yves Hémery
	Title:	Manager

By:	/s/Jérôme Michiels
	Name:	Jérôme Michiels
	Title:	Manager

[Signature Page to Registration Rights Agreement]

Oranje-Nassau Développement S.C.A., FIAR
represented by its sole manager, Wendel Luxembourg S.A., itself represented by:

By:	/s/Claude de Raismes
	Name:	Claude de Raismes
	Title:	Director

By:	/s/ Jean-Yves Hémery
	Name:	Jean-Yves Hémery
	Title:	Director

[Signature Page to Registration Rights Agreement]

ELQ Investors VIII Ltd

By:	/s/Jeremy Alan Wiltshire
	Name:	Jeremy Alan Wiltshire
	Title:	Director

[Signature Page to Registration Rights Agreement]

Mobile Telephone Networks (Netherlands) B.V.

By:	/s/Kholekile Ndamase
	Name:	Kholekile Ndamase
	Title:	Director A

[Signature Page to Registration Rights Agreement]

Mobile Telephone Networks (Netherlands) B.V.

By:	/s/D.E.F. Schaminée
	Name:	D.E.F. Schaminée
	Title:	Director B

[Signature Page to Registration Rights Agreement]

KOREA INVESTMENT CORPORATION, a
statutory juridical corporation established
under the Korea Investment Corporation Act of
the Republic of Korea, acting in its capacity as
agent of the Ministry of Economy and Finance
of the Republic of Korea

By:	/s/KyungJun Kim
	Name:	KyungJun Kim
	Title:	Senior Manager

[Signature Page to Registration Rights Agreement]

Warrington Investment Pte. Ltd.

By:	/s/Matthew Lim Oon Su
	Name:	Matthew Lim Oon Su
	Title:	Director

[Signature Page to Registration Rights Agreement]

International Finance Corporation

By:	/s/Umberto Pisoni
	Name:	Umberto Pisoni
	Title:	Principal Investment Officer

[Signature Page to Registration Rights Agreement]

IFC Global Infrastructure Fund LP

By:	/s/Deepali Bahl
	Name:	Deepali Bahl
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

AIIF2 Towers Mauritius

By:	/s/Mohammad Arshad Goodur
	Name:	Mohammad Arshad Goodur
	Title:	Director

[Signature Page to Registration Rights Agreement]

Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V.

By:	/s/Margarita Villalva
	Name:	Margarita Villalva
	Title:	Manager Legal

By:	/s/Huib-Jan de Ruijter
	Name:	Huib-Jan de Ruijter
	Title:	CIO

[Signature Page to Registration Rights Agreement]

Ninety One SA Proprietary Limited, in its capacity as investment manager and agent for and on behalf of Ninety One Fund Managers SA (RF) Proprietary Limited

By:	/s/Matthew Burchell /s/Jacqueline Smith
	Name:	Matthew Burchell Jacqueline Smith
	Title:	Head of Legal, Africa Head of Compliance, Africa

[Signature Page to Registration Rights Agreement]

Ninety One Africa Frontier Private Equity Associate Fund LP represented by its general partner, Ninety One Africa Frontier Private Equity Fund GP Limited

By:	/s/Grant Cameron /s/Mark Johnston
	Name:	Grant Cameron Mark Johnston
	Title:	Director Authorised Signatory

[Signature Page to Registration Rights Agreement]

Ninety One Africa Frontier Private Equity Fund LP represented by its general partner, Ninety One Africa Frontier Private Equity Fund GP Limited

By:	/s/Grant Cameron /s/Mark Johnston
	Name:	Grant Cameron Mark Johnston
	Title:	Director Authorised Signatory

[Signature Page to Registration Rights Agreement]

Ninety One Africa Private Equity Fund 2 LP
represented by its general partner, Ninety One
Africa Private Equity Fund 2 GP LP, acting
through its general partner Ninety One Africa
Private Equity Fund 2 GP Limited

By:	/s/Grant Cameron /s/Mark Johnston
	Name:	Grant Cameron Mark Johnston
	Title:	Director Authorised Signatory

[Signature Page to Registration Rights Agreement]

UBC Services, Inc.

By:	/s/Fouad Chaaban
	Name:	Fouad Chaaban
	Title:	Director

[Signature Page to Registration Rights Agreement]

African Tower Investment Limited

By:	/s/Bashir El-Rufai
	Name:	Bashir El-Rufai
	Title:	CEO

[Signature Page to Registration Rights Agreement]

Sam Darwish

By:	/s/Sam Darwish
Name:
Title:

[Signature Page to Registration Rights Agreement]

Mohamad Darwish

By:	/s/Mohamad Darwish
Name:
Title:

[Signature Page to Registration Rights Agreement]

William Saad

By:	/s/William Saad
Name:
Title:

[Signature Page to Registration Rights Agreement]

Mustafa Tharoo

By:	/s/Mustafa Tharoo
Name:
Title:

[Signature Page to Registration Rights Agreement]

Adam Walker

By:	/s/Adam Walker
Name:
Title:

[Signature Page to Registration Rights Agreement]

Steve Howden

By:	/s/Steve Howden
Name:
Title:

[Signature Page to Registration Rights Agreement]

David Ordman

By:	/s/David Ordman
Name:
Title:

[Signature Page to Registration Rights Agreement]

Ayotade Oyinlola

By:	/s/Ayotade Oyinlola
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Schedule of Investors

Name	Address

Towers One Limited	Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius
Towers Two Limited	Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius
Towers Three Limited	Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius
ECPIV-IHS Limited	Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius
ECP IHS (Mauritius)	Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius
Emerging Capital Associates III LLC	1909K Street, NW, Suite 340, Washington, DC 20006
ECP Manager LP	1909K Street, NW, Suite 340, Washington, DC 20006
Africa Telecom Towers S.C.S.	5, rue Pierre d’Aspelt, 1142 Luxembourg, Grand Duchy of Luxembourg
Oranje-Nassau Développement S.C.A., FIAR	5, rue Pierre d’Aspelt, 1142 Luxembourg, Grand Duchy of Luxembourg
ELQ Investors VIII Ltd.	Plumtree Court, 25 Shoe Lane, London, United Kingdom, EC4A 4AU, with a copy to: Thomas Kelly, e-mail: Tom.Kelly@gs.com.
Mobile Telephone Networks (Netherlands) B.V.	Westerdoksdijk 423, 1013 BX Amsterdam, The Netherlands with a copy to: MTN Group Limited, 216 14th Avenue, Fairland, Johannesburg, 2195, South Africa; e-mail: legalnotices@mtn.com

Korea Investment Corporation	17-19th Floor, State Tower Namsan, 100 Toegye-ro, Jung-gu, Seoul 04631, Republic of South Korea
Warrington Investment Pte. Ltd.	168 Robinson Road, #37-01 Capital Tower, Singapore 068912, Singapore
International Finance Corporation	2121 Pennsylvania Avenue, NW Washington, DC 20433, United States
IFC Global Infrastructure Fund LP	2121 Pennsylvania Avenue, NW Washington, DC 20433, United States
AIIF2 Towers Limited	c/o IQ EQ Fund Services (Mauritius) Ltd, 33 Edith Cavell Street, Port-Louis 11324, Mauritius
Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V.	Anna van Saksenlaan 71, 2593 HW The Hague, The Netherlands
Ninety One Fund Managers SA (RF) Proprietary Limited	36 Hans Strijdom Avenue, Foreshore, Cape Town, Western Cape 8001, South Africa
Ninety One Africa Frontier Private Equity Associate Fund LP	1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT
Ninety One Africa Frontier Private Equity Fund LP	1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT
Ninety One Africa Private Equity Fund 2 LP	1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT
UBC Services Inc.	Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands
African Tower Investment Limited	1st Floor, Felix House, 24 Dr Joseph Riviere Street, Port Louis, Mauritius
Sam Darwish	1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius
Mohamad Darwish	1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius
William Saad	1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius
Adam Walker	1 Cathedral Piazza, 123 Victoria Street, London, SW1E 5BP, United Kingdom

Steve Howden	1 Cathedral Piazza, 123 Victoria Street, London, SW1E 5BP, United Kingdom
David Ordman	1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius
Ayotade Oyinlola	1 Cathedral Piazza, 123 Victoria Street, London, SW1E 5BP, United Kingdom

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [•], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among IHS Holding Limited, a private company incorporated in accordance with the laws of Mauritius (including any successors, the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Ordinary Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Company is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Investors attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the                day  of                 , 20    .

Signature of Shareholder

Print Name of Shareholder
Title:

Address:

Agreed and Accepted as of
, 20

IHS Holding Limited

By:
Name:
Title: